UNITED STATES
SECEURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2017

Continental Building Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36293	61-1718923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

12950 Worldgate Drive, Suite 700, Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

(703) 480-3800
(Registrant's telephone number, including the area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On January 17, 2017, Continental Silver Grove, LLC, a subsidiary of Continental Building Products, Inc. (together, the "Company") entered into contracts for the supply of synthetic gypsum to the Company's Silver Grove, Kentucky gypsum wallboard plant with each of (i) Dynegy Zimmer, LLC, an affiliate of Dynegy Inc. ("Dynegy") in respect of the supply of synthetic gypsum from Dynegy's Wm. H. Zimmer power generating station in Moscow, Ohio (the "Zimmer Generating Station") and (ii) Dynegy Miami Fort, LLC, an affiliate of Dynegy, for the supply of synthetic gypsum from Dynegy's Miami Fort power generating station in North Bend, Ohio (the "Miami Fort Generating Station") (together the "Gypsum Contracts"). Each of the Gypsum Contracts provides for the supply of synthetic gypsum at an agreed base price, subject to escalation provisions, for a 20-year term. The Gypsum Contracts are structured as "take or pay" arrangements, where the suppliers are required to supply a specified annual amount of synthetic gypsum and the Company is required to buy a specified annual amount, or else, in either case, pay contractual penalties. Each Gypsum Contract also provides that the Company has the right to all of the wallboard-grade synthetic gypsum produced by the Zimmer Generating Station and the Miami Fort Generating Station. Dynegy is required under each Gypsum Contract to provide the Company with certain advance notice in the event the relevant power generating station is decommissioned or shut down, or pay certain liquidated damages to the Company.
The foregoing summaries of the Gypsum Contracts do not purport to be complete, and are qualified in their entirety by reference to the text of the Gypsum Contracts, redacted copies of which will be filed with the Securities and Exchange Commission (the "SEC") as exhibits to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, and are incorporated herein by reference. The Company intends to seek confidential treatment for certain portions of the Gypsum Contracts pursuant to a confidential treatment request that it intends to submit to the SEC.
Item 1.02. Termination of a Material Definitive Agreement
On January 17, 2017, concurrent with the execution of the Gypsum Contracts, the Company entered into agreements terminating the following gypsum supply contracts: (i) the Gypsum Contract dated as of December 29, 1998, as amended, among Dynegy Zimmer LLC (as successor to Duke Energy Ohio, Inc.), The Dayton Power and Light Company, and AEP Generation Resources Inc., (as successor to Columbus Southern Power Company) (each an owner of the Zimmer Generating Station) and the Company (as successor to Lafarge North America Inc.) (the "Original Zimmer Contract") and (ii) the Amended and Restated Gypsum Contract dated as of June 8, 2005 between Dynegy Miami Fort, LLC, (as successor to The Cincinnati Gas & Electric Company and an operating owner of the Miami Fort Generating Station) and the Company (as successor to Lafarge North America, Inc.) (together, the "Prior Gypsum Contracts"). The Prior Gypsum Contracts each provided for the long-term supply of synthetic gypsum to the Company's Silver Grove, Kentucky gypsum wallboard plant at an agreed price and was otherwise subject to substantially similar general terms and conditions as the Gypsum Contracts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Building Products, Inc.

January 19, 2017	/s/ Timothy A. Power
Date	Timothy A. Power
Senior Vice President and General Counsel